Exhibit 10.50

        THIRD Amendment to AMENDED AND RESTATED Loan and Security Agreement

THIS THIRD AMENDMENT to the Amended and Restated Loan and Security Agreement (this "Amendment") is entered into this 29th day of December 2006, by and between Silicon Valley Bank ("Bank") and Ramtron International Corporation, a Delaware corporation ("Borrower") whose address is 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

                                  Recitals

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 14, 2005, as amended by that certain Loan Modification Agreement by and between Bank and Borrower dated as of December 30, 2005, and further amended by that certain Second Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 15, 2006 (as the same may from time to time be further amended, modified, supplemented or restated the "Loan Agreement").

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) remove the Maximum Capital Expenditure allowance of $1,300,000 for the trailing twelve (12) month basis, (ii) remove the covenant that limits investments in Goal Semiconductor Inc., and (iii) modify or clarify the Debt Service Coverage Covenant.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

                                  Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.  Amendments to Loan Agreement.

    2.1 Section 7.10 (Capital Expenditures). Section 7.10 of the Amended and Restated Loan and Security Agreement is deleted in its entirety.

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    2.2  Section 13.1 (Definitions).  Section 13.1 of the Amended and
         Restated Loan and Security Agreement is amended by deleting in its entirety, the definition of "EBITDA" and replacing it with the following definition:

         "EBITDA" is, with respect to the Borrower and its Subsidiaries for the trailing twelve months period ending on the date of computation, thereof, the sum of, without duplication 1) net income (exclusive of any extraordinary gains or losses or any non cash gains or losses including the expensing of stock options), 2) interest expense, 3) taxes on income, 4) amortization, and 5) depreciation, all determined on a consolidated basis in accordance with GAAP.

    2.3  Section 3.1 (Definitions).   Section 3.1 of the Loan Modification
         Agreement is amended by deleting in its entirety, the definition of "Debt Service" and replacing it with the following definition:

         "Debt Service" means, as of the last day of each fiscal quarter of Borrower and its Subsidiaries on a consolidated basis, principal due within twelve (12) months after such day, and interest on Indebtedness for the current fiscal quarter calculated on an annualized basis.

    2.4 Section 3.3(d) (Debt Service Coverage Ratio). The definition of Debt Service Coverage Ratio as defined Section 3.3(d) of the Loan Modification Agreement is amended as follows, provided that the following definition shall be effective only from and after November 30, 2006:

         "Debt Service Coverage Ratio" means EBITDA divided by (/) Debt Service, as these terms are defined in Sections 2.2 and 2.3 of this Amendment.

    2.5 Section 4 (Investments in Goal Semiconductor Inc.). Section 4 of the Loan Modification Agreement is deleted in its entirety, along with the proviso regarding Goal Semiconductor Inc. contained in
         Section 7.6 of Amended and Restated Loan and Security Agreement.

3.  Limitation of Amendments.

    3.1 The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

    3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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4.  Representations and Warranties.  To induce Bank to enter into this
Amendment, Borrower hereby represents and warrants to Bank as follows:

    4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

    4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

    4.3 The organizational documents of Borrower delivered to Bank on September 14, 2005 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

    4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

    4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

    4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

    4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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6.  Effectiveness.    This Amendment shall be deemed effective upon (a) the
due execution and delivery to Bank of this Amendment by each party hereto,
(b) Borrower's payment of an amendment fee in an amount equal to $5,000.00, and (c) Bank's receipt of the Guaranty of Ramtron Canada, substantially in the form submitted with this Amendment, duly executed and delivered by the Guarantor.

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK                                 BORROWER

Silicon Valley Bank                  Ramtron International Corporation


/s/ Cindy Schatz                     /s/ Eric A. Balzer
-----------------------             --------------------------
Cindy Schatz                         Eric A. Balzer
Title:  Relationship Manager         Title:  CFO

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